UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2021

INTEGRATED CANNABIS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-56291	90-1505708
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6810 North State Road 7

Coconut Creek, Florida 33073

(Address of principal executive offices)(Zip Code)

(954) 906-0098

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Explanatory Note

Integrated Holding Solutions, Inc.

We have a wholly owned subsidiary, Integrated Holding Solutions, Inc., a Nevada corporation (“Integrated Holding”). Integrated Holding is also referred to herein as the “Buyer” with respect to the acquisition described below.

Consolidated Apparel, Inc.

Integrated Holding has a wholly owned subsidiary, Consolidated Apparel, Inc., a Florida corporation (“Consolidated”). Consolidated is also referred to herein as the “Seller” with respect to the acquisition described below.

Eugene Caiazzo

Eugene Caiazzo (“Caiazzo”) is Consolidated’s President. Prior to the acquisition described below, Caiazzo owned 100% of the outstanding common stock shares of Consolidated. Caiazzo (along with Consolidated) is also referred to herein as the “Seller” with respect to the acquisition described below.

September 1, 2021 Acquisition Agreement

On September 1, 2021, Integrated Holdings (our wholly owned subsidiary), as the Buyer, completed an Acquisition Agreement with Consolidated and Caiazzo (the “Agreement”), the Sellers in the Agreement, whereby Integrated Holdings acquired 49.5% of the Consolidated’s shares owned by Caiazzo (the “49.5% Acquisition”) in return for our consideration to Consolidated of our assumption of 50% of Consolidated’s long term liabilities in the form of loans, credit lines and notes (the “First Assumption of Debt”), and to pay the liabilities associated with the First Assumption of Debt within 6 months after Consolidated’s audited financials are filed with the SEC. Should we fail to pay the creditors with respect to the First Assumption of Debt, the 49.5% Acquisition shall revert back to the Seller, Consolidated.

On the day that Integrated Holding, as the Buyer, pays the First Assumption of Debt, Integrated Holding will have the option to acquire the remaining 50.5% of Consolidated (the “50.5% Acquisition”) in return for its consideration to Consolidated of its assumption of the remaining 50% of Consolidated’s long term liabilities (the “Second Assumption of Debt”), and to pay the liabilities to the creditors associated with the Second Assumption of Debt within 6 months of our paying creditors associated with the First Assumption of Debt.

As such, Integrated Holding’s Purchase Price pertaining to its purchase of 100% of the Seller’s Shares are assumption of the First Assumption of Debt and the Second Assumption of Debt and payments to the creditors associated therewith.

All of Consolidated’s [the Seller’s] Shares associated with the 49.5% Acquisition and the 50.5% Acquisition shall remain in escrow until Integrated Holding’s payment of the First Assumption of Debt and the Second Assumption of Debt, respectively. Caiazzo shall remain as Consolidated’s President throughout the 49.5% and 50.5% Acquisitions, and thereafter, and shall manage Consolidated’s operations. Upon the closing of the 49.5% and 50.5% Acquisitions: (a) there shall be a completed Employment Agreement with Caiazzo as Consolidated’s President, which grants him cashless stock options; and (b) our Board of Directors (the “Board”) shall appoint Caiazzo as a member of our Board.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1*	September 1, 2021 Acquisition Agreement
104	Cover Page Interactive Data File (formatted as inline XBRL).

*Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2021

INTEGRATED CANNABIS SOLUTIONS, INC.

By:	/s/ Matt Dwyer
Matt Dwyer
Chief Executive Officer

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